Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 33-79826 and 333-153061 on Form S-8 of our report dated June 19, 2017, appearing in the Annual Report on Form 11-K of the Newfield Exploration Company 401(k) Plan for the year ended December 31, 2016.
/s/ McConnell & Jones LLP
Houston, Texas
June 19, 2017